Exhibit 6

FORM OF PREFERRED UNIT REDEMPTION AND CANCELLATION AGREEMENT

THIS PREFERRED UNIT REDEMPTION AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2012, by and among Partners Healthcare Solutions Holdings, L.P., a Delaware limited partnership (the “Company”), GTCR Fund IX/A, L.P., a Delaware limited partnership (“Fund IX/A”), GTCR Fund IX/B, L.P. a Delaware limited partnership (“Fund IX/B”), GTCR Co-Invest III, L.P., a Delaware limited partnership (“Co-Invest,” and together with Fund IX/A and Fund IX/B, collectively, “GTCR”) (solely for the limited purpose set forth in Section 5 (relating to dissolution and several liability)) and [            ] (“Holder”). Capitalized terms used and not elsewhere defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Holder, GTCR and certain other current or former executives of the Company or its subsidiaries are limited partners of the Company;

WHEREAS, pursuant to that certain Senior Management Agreement, dated as of [            ] (the “Senior Management Agreement”), by and among the Company, Holder and the other parties thereto, Holder acquired [            ] Preferred Units of the Company (the “Preferred Units”);

WHEREAS, the Company and Partners Healthcare Solutions, Inc., a Delaware corporation and a majority-owned subsidiary of the Company (“APS Inc.”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of January 11, 2012, with Universal American Corp., a Delaware corporation (“Parent”), and APS Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, pursuant to which Parent will acquire APS Inc. and the Company will receive certain Merger Consideration, as from time to time adjusted by certain purchase price adjustments, distributions from the Escrow Fund, an Earnout Amount, if any, and indemnification obligations of the parties to the Merger Agreement;

WHEREAS, as of the date hereof and effective as of the Redemption Closing (as defined below), the limited partnership agreement of the Company (as may be amended from time to time, the “Limited Partnership Agreement”) is being amended and restated to, among other things, provide for sole governance by the Company’s general partner;

WHEREAS, as of the date hereof, Holder has entered into that certain Common Unit Cancellation Agreement (the “Common Unit Cancellation Agreement”) with the Company in respect of the redemption and cancellation of all of the common units of the Company held by Holder for the consideration provided therein;

WHEREAS, as of the date hereof, Holder (in addition to certain other current executives of the Company or its subsidiaries) has entered into that certain Executive Award Agreement (the “Executive Award Agreement”) with the Company in respect of the right to receive additional Stock Merger Consideration and a separate right to receive a percentage of the Earnout Amount, if any;

WHEREAS, Holder desires to have the Company redeem and cancel all of the Preferred Units held by Holder (the “Redeemed Units”) in exchange for the Redemption Consideration (as defined below) and the Company desires to redeem from Holder and cancel the Redeemed Units in exchange for the Redemption Consideration.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Redemption of Holder’s Redeemed Units; Payments; Closing.

(a) Redemption. At the Redemption Closing (as defined below), subject to the terms and conditions set forth herein and in consideration of the Company entering into the Executive Award Agreement and providing Holder with the consideration thereunder and Holder’s right to receive payments of his pro rata portion of the Merger Consideration, as set forth below (the “Redemption Consideration”), the Company hereby redeems from Holder and Holder hereby transfers to the Company free and clear of any Encumbrances (as defined below), the Redeemed Units set forth in the recitals which shall automatically be cancelled (the “Redemption”) effective as of the Redemption Closing. Upon consummation of the Redemption, as part of the Redemption Consideration set forth above and on the terms set forth herein, Holder will have the right to receive [            ]% (Holder’s “Pro Rata Percentage”) of the Merger Consideration payable to the Company under the Merger Agreement, which shall be paid to Holder no later than three (3) Business Days following the date(s) of receipt of such type of Merger Consideration by the Company in accordance with the Merger Agreement, provided, however, that, with respect to the Initial Parent Shares less the Escrow Shares, with such number of Initial Parent Shares reduced by any Parent Shares delivered to Parent pursuant to Section 2.10 of the Merger Agreement, such Merger Consideration shall be payable to Holder no later than three (3) Business Days following the determination of the Final Purchase Price; provided further that, for purposes of calculating Holder’s Pro Rata Percentage with respect to any Earnout Amount(s) paid to the Company (only), such Earnout Amount(s) shall be reduced prior to calculation of Holder’s Pro Rata Percentage by the aggregate portion of the Earnout Amount, if any, paid by the Company pursuant to the Executive Award Agreements (including, for purposes of such reduction, any payments to Holder under an Executive Award Agreement, if any).

(b) Payments.

(i) Parent Shares. Holder acknowledges and agrees that in no event shall Holder offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, sell short, or otherwise dispose of or transfer any Parent Shares direct or indirectly (a “transfer”) unless Holder has received certificates registering such Parent Shares in Holder’s name or, if such Parent Shares are in book-entry and have been recorded on Parent’s books in Holder’s name, on the date such Parent Shares are to be paid in accordance with Section 1(a); provided, that nothing in this Agreement will prohibit Holder from entering into hedging transactions that are settled solely in cash so long as such transactions do not violate the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder or Parent’s policies with respect to transactions in its securities that are applicable to Holder. Notwithstanding the foregoing, Holder acknowledges and agrees that the Company will require the cooperation of Parent to transfer to Holder any Parent Shares held by or issuable to the Company to which Holder is entitled pursuant to Section 1(a), which may include the cooperation of Parent to prepare and deliver, or cause to be prepared and delivered, to Parent’s transfer agent a customary legal opinion as reasonably requested by such transfer agent, and that the Company cannot cause, without such cooperation on the part of Parent and Parent’s transfer agent, the transfer of any Parent Shares to Holder. The Company shall use commercially reasonable efforts to cooperate with Parent in the event of any such transfer by preparing and delivering, or causing to be prepared or delivered, such customary documents or certificates reasonably requested by Parent or Parent’s transfer agent. Holder hereby covenants to use commercially reasonable efforts to cooperate with the Company, Parent and Parent’s transfer agent in the event of any such transfer by preparing and delivering, or causing to be prepared or delivered, such customary documents or certificates and shall make such customary representations and warranties as are reasonably requested by the Company, Parent or Parent’s transfer agent from time to time. The Company shall not be deemed in breach of this

Agreement for failure to deliver any certificates evidencing Parent Shares so long as it is using commercially reasonable efforts to transfer such Parent Shares to Holder. Furthermore, with respect to any of Holder’s Pro Rata Percentage of Parent Shares for which the Company is not yet obligated to pay such Parent Shares to Holder in accordance with the terms of this Agreement, Holder shall agree to such hold-backs or lock-ups on such Parent Shares on substantially the same terms (and in the same proportions) as to which the Company may agree with respect to similarly situated Parent Shares (e.g., Holder will agree to any hold-back that the Company agrees to in connection with a release of Escrow Shares). Notwithstanding the foregoing, (i) neither the Company nor its general partner nor GTCR nor any other fund affiliated with GTCR shall exercise independent voting control over Holder’s Pro Rata Percentage of any Parent Shares, including for the avoidance of doubt, Holder’s Pro Rata Percentage of the Initial Parent Shares, the Escrow Shares or any additional Parent Shares paid to the Company pursuant to Section 8 of the Merger Agreement, (ii) to the extent the Company is the holder of record of any of Holder’s Pro Rata Percentage of Parent Shares at the time any such Parent Shares are eligible to be voted at a regular or special meeting of Parent’s stockholders, the Company shall vote Holder’s Pro Rata Percentage of Parent Shares only as directed by Holder, and (iii) during any period in which the Company is the record owner of any of Holder’s Pro Rata Percentage of Parent Shares, the Company will work in good faith with Holder so that Holder shall enjoy all economic benefits of ownership of Holder’s Pro Rata Percentage of Parent Shares, including by remitting to Holder any and all payments or rights (including, without limitation, rights to dividends, distributions, merger consideration, poison pill purchase rights, spin-off securities and similar rights) in respect of such Parent Shares as promptly as practicable after receipt thereof.

(ii) Cash. With respect to any cash payment to which Holder is entitled pursuant to Section 1(a), the Company shall pay to Holder, through a check made payable to Holder and sent by the Company or by wire transfer of immediately funds to an account designated by Holder, in each case within the time periods set forth above, an amount equal to such cash payment.

(c) Indemnification and Contribution Agreement. In connection herewith and as a condition to receipt of the Redemption Consideration hereunder, Holder is entering into the Indemnification and Contribution Agreement (the “Indemnification Agreement”), dated as of the date hereof, by and among the Company, GTCR and the other holders as of the date hereof of Preferred Units of the Company, pursuant to which Holder is agreeing to indemnify and contribute (or subject to setoff certain amounts due to Holder) to the Company and GTCR certain amounts in the event that the Company or GTCR is obligated to make any indemnification payments to Parent or any other Parent Indemnified Person pursuant to the Merger Agreement (including through the Limited Guaranty). Holder acknowledges that the Company would not be entering into this Agreement if Holder was not simultaneously entering into the Indemnification Agreement.

(d) Closing. The consummation of the Redemption (the “Redemption Closing”) shall take place automatically in connection with and simultaneously with the Closing under the Merger Agreement, and the Redemption is contingent and conditioned upon the consummation of the Closing. In the event that the Merger Agreement is terminated in accordance with the terms thereof prior to the Closing thereunder, the Redeemed Units shall not be cancelled and instead the redemption thereof shall be void ab initio and the Preferred Units shall remain outstanding subject to the terms of the Senior Management Agreement and the Limited Partnership Agreement.

(e) Partnership and Partnership Agreement. Holder hereby acknowledges and agrees that, effective as of the Redemption Closing, after consummation of the transactions contemplated by this Agreement and the Common Unit Cancellation Agreement and without limiting Holder’s right to receive payment of the Redemption Consideration on the terms set forth herein, he will no longer hold any equity or other interest in the Company, will cease to be a partner of the Company and (without limiting the generality of the foregoing) will not be entitled to receive any distributions from the Company pursuant to the Limited Partnership Agreement in respect of any of the Redeemed Units. The Company hereby acknowledges and agrees that, effective as of the Redemption Closing, after consummation of the transactions contemplated by this Agreement and the Common Unit Cancellation Agreement, Holder shall have no further obligations with respect to the Preferred Units under the Limited Partnership Agreement (as may be amended) or the Senior Management Agreement, including, without limitation, any obligation to contribute capital to the Company under any circumstances (it being understood nothing herein shall limit Holder’s obligations under the Indemnification Agreement).

(f) Registration. In connection with the transfer to Holder of Parent Shares pursuant to this Agreement, pursuant to Section 3.02 of that certain Registration Rights Agreement (as amended, the “Registration Rights Agreement”), dated as of the Closing Date, by and among Parent and the Company, (A) the Company hereby assigns to Holder the Company’s rights and obligations under the Registration Rights Agreement with respect to the Parent Shares so transferred to Holder so long as such Parent Shares remain “Registrable Securities” thereunder, (B) upon the Parent’s receipt from Holder of a completed and executed Joinder substantially in the form of Exhibit A hereto, Holder will be deemed to also be a “Holder” under the Registration Rights Agreement with respect to such Parent Shares, and (C) Holder hereby accepts the assignment of and assumes such rights and obligations; provided that, notwithstanding anything herein to the contrary, the Company’s demand registration rights under clause (y) of the first paragraph of Section 2.01(a) of the Registration Rights Agreement shall not be assigned to Holder.

Section 2. Representations and Warranties.

(a) Holder Representations. Holder represents and warrants to the Company as of the date hereof and as of (and immediately prior to) the Redemption Closing:

(i) Ownership. The Redeemed Units are owned of record and beneficially by Holder and Holder has good and marketable title to the Redeemed Units, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such transfer restrictions as are required under the Securities Act and the restrictions set forth in the Limited Partnership Agreement and in the Senior Management Agreement. At the Redemption Closing, Holder will (and hereby does) deliver to the Company good and marketable title to the Redeemed Units, free and clear of any Encumbrances.

(ii) Legal Capacity. Holder has full legal capacity to enter into and perform his obligations set forth in this Agreement and in the Indemnification Agreement. Each of this Agreement and the Indemnification Agreement constitutes the valid and legally binding obligation of Holder, enforceable against Holder in accordance with its respective terms.

(iii) Conflicts. The execution, delivery and performance of this Agreement and the Indemnification Agreement by Holder does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Holder or the Redeemed Units are subject.

(iv) Investment Representations. Holder represents to the Company that (i) he will acquire any Parent Shares paid hereunder for his account for the purpose of investment and not with a view to the distribution or resale thereof, (ii) he has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring such Parent Shares, (iii) Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities

Act and (iv) Holder is able to bear the economic risk of Holder’s investment in the Parent Shares for an indefinite period of time. Holder understands that the Parent Shares have not been registered under the Securities Act, or under any state securities law or blue sky law of any jurisdiction (“Blue Sky Law”) and, therefore, none of the Parent Shares can be sold, assigned, transferred, pledged or otherwise disposed of without registration under the Securities Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Holder shall not sell, assign, transfer, pledge or otherwise dispose of any Parent Shares (or any interest therein) without registration under the Securities Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Holder understands that any certificate evidencing the Parent Shares will bear a legend to the effect of the foregoing.

(b) Survival of Representations and Warranties; Indemnification. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, regardless of any investigation made by the Company or on its behalf. Each party hereby agrees to indemnify the other party and hold the other party harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys’ fees and expenses) incurred by the other party resulting from any breach of any representation, warranty, covenant or agreement made by the first party herein or in any instrument, agreement or document delivered to the other party pursuant hereto.

Section 3. Release of Claims. To the fullest extent permitted by any applicable law, effective as of the Redemption Closing, Holder, on behalf of himself and his heirs, executors, administrators, Affiliates (excluding, for the avoidance of doubt, the Company or any of its Subsidiaries), successors and assigns (collectively, the “Releasing Parties”), hereby knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, acquits and forever discharges (the “Release”) the Company, its Subsidiaries (past and present), GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., a Delaware limited partnership and GTCR Co-Invest III, L.P., a Delaware limited partnership, each a limited partner of the Company, Partners Healthcare Solutions Holdings GP, LLC, a Delaware limited liability company and the Company’s general partner, GTCR Partners IX, L.P., a Delaware limited partnership, and GTCR Golder Rauner II, L.L.C., a Delaware limited liability company (collectively, the “GTCR Entities”) and their respective Affiliates, and each of their respective predecessors, successors and assigns, and all of their respective Subsidiaries, current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing (collectively, the “Released Parties”) from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, obligations, claims, counterclaims, debts, demands, damages, costs, expenses, compensation or liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, direct or derivative on behalf of any of the Released Parties (“Claims”), which such Releasing Parties, or any of them, had, has or may have had against any of the Released Parties, including, without limitation, with respect to (a) the consummation of the transactions contemplated hereunder, (b) Holder’s ownership of any equity of the Company or any of its past or present Subsidiaries and (c) the consummation of the Merger and the transactions contemplated the Merger Agreement, but in each case expressly excluding (i) any rights of any Releasing Party pursuant to the terms of the Merger Agreement or any of the other agreements, instruments or documents entered into in connection therewith or pursuant to this Agreement, the Common Unit Cancellation Agreement, the Executive Award Agreement and any other agreement entered into in connection herewith or therewith, (ii) any rights of any Releasing Party who is or was a director, manager, officer, employee or agent of any past or present Subsidiary of the Company to be indemnified by such Subsidiary as a result of serving as a director, manager, officer, employee or agent of such Subsidiary prior to the Effective Time, including but not limited to any rights available to such Releasing Party for indemnification, reimbursement or advancement of expenses or insurance recoveries under such Subsidiary’s certificate of incorporation, by-laws or comparable governing documents, any agreement between such Releasing Party and such Subsidiary or any directors’ and officers’ insurance policy and (iii) in the case of any Releasing Parties who are employees of any Subsidiary of the Company, for their respective compensation and benefits earned and any rights under any employment agreements with any such Subsidiaries (such released Claims, subject to such exclusions, the “Released Claims”). The Release shall be effective as a full, final and irrevocable accord and satisfaction and release of all of such Released Claims.

Holder agrees that Holder has read Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Holder understands that Section 1542 gives Holder the right not to release existing claims of which Holder was not aware, unless Holder chooses to waive this right. Having been so apprised, Holder hereby voluntarily elects to and does waive the rights described in Section 1542 (including under any comparable laws of any other jurisdiction). Holder represents that Holder is not aware of any such claim against the Company or and of its Affiliates, other than claims released hereby and any reserved rights expressly set forth in the proviso above.

Holder acknowledges that the consideration payable to the undersigned pursuant to this Agreement provides good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in the Release.

Effective as of the Redemption Closing, Holder hereby irrevocably and unconditionally covenants to refrain from, directly or indirectly, asserting any Released Claim or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any Released Claim or to seek to recover any amounts in connection therewith or thereunder from and after the Redemption Closing. Any Released Party may plead this Release as a complete bar to any Released Claims brought in derogation of this covenant not to sue.

Section 4. Proprietary Information.

(a) Obligation to Maintain Confidentiality. Holder acknowledges that the continued success of the GTCR Entities, the Company, and their respective Affiliates (as defined below) depends upon the use and protection of Proprietary Information (as defined below). Holder further acknowledges that the Proprietary Information obtained by Holder during the course of Holder’s ownership of equity of the Company (including, for all purposes herein, prior to the date hereof) and employment with any of the Company’s past and present Subsidiaries (including any of their predecessors prior to being acquired by the Company) concerning the business or affairs of the GTCR Entities, the Company or their respective Affiliates is the property of the GTCR Entities, the Company or their Affiliates, including information concerning acquisition opportunities in or reasonably related to the GTCR Entities, the Company’s or its Affiliates’ business or industry. Therefore, Holder agrees that Holder will not disclose to any unauthorized person or use for Holder’s own account any Proprietary Information of any of the GTCR Entities, the Company or their Affiliates, whether or not such information is developed by Holder, without GTCR’s, the Company’s or such Affiliate’s, as applicable, written consent, unless and to the extent that the

Proprietary Information (i) becomes generally known to the public other than as a result of Holder’s acts or omissions to act in breach of this Section 4 or any other confidentiality obligation applicable to Holder, or (ii) is required to be disclosed pursuant to any applicable law, court order, administrative order or similar legal obligation. Holder shall take reasonable and appropriate steps to safeguard Proprietary Information and to protect it against disclosure, misuse, espionage, loss and theft. “Proprietary Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to or results from the business, historical or projected financial results, products, services or research or development of the GTCR Entities, the Company, their Affiliates or their respective suppliers, distributors, customers, independent contractors, third-party payers, providers or other business relations. Proprietary Information may include, but is not limited to, the following (in each case, with respect to the GTCR Entities, the Company and/or their Affiliates): (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, risk management practices, negotiation strategies and practices and accounting and business methods); (ii) individual requirements of, specific contractual arrangements with, and information about the GTCR Entities, the Company’s or their Affiliates’ employees (including personnel files and other information), suppliers, distributors, customers, independent contractors, third-party payers, providers or other business relations and their confidential information; (iii) trade secrets, technology, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, flow charts, documentation, models, data and data bases relating thereto; (iv) computer software, including operating systems, applications and program listings; (v) inventions, innovations, ideas, devices, improvements, developments, methods, processes, designs, analyses, drawings, photographs, reports and all similar or related information (whether or not patentable and whether or not reduced to practice); (vi) copyrightable works; (vii) intellectual property of every kind and description; and (viii) all similar and related information in whatever form.

(b) Third Party Information. Holder understands that the GTCR Entities, the Company and their Affiliates have received and will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the GTCR Entities’, the Company’s and their Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. Without in any way limiting the provisions of Section 4(a), Holder will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the GTCR Entities, the Company and their Affiliates who need to know such information in connection with their work for the GTCR Entities, the Company or their Affiliates) or use, except in connection with Holder’s work for the Company or its respective Affiliates, Third Party Information unless expressly authorized by the Company in writing

(c) Affiliates. For purposes of this Section 4, the term “Affiliate” means, with respect to any entity, any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the entity in question, but shall exclude any direct or indirect subsidiary of the Company that is acquired by Parent in the Merger. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

Section 5. Dissolution; Several Liability. Upon the dissolution, liquidation or winding up of the affairs of the Company prior to the Company’s satisfaction of all its obligations hereunder, Fund IX/A, Fund IX/B and Co-Invest III hereby acknowledge and agree to assume, and be liable for, all obligations of the Company yet to be performed hereunder, on a pro rata basis based upon such entities’ ownership interests in the Company immediately prior to such dissolution, liquidation or winding up.

Section 6. Miscellaneous.

(a) Amendments and Waivers. No modification, amendment or waiver of any provision hereof shall be effective against the parties hereto unless such modification, amendment or waiver is approved in writing by the Company and Holder. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

(b) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior consent of the Company. This Agreement and the rights and obligations hereunder may be assigned in whole or in part to any limited partners of the Company in connection with any distribution of assets of the Company or upon dissolution thereof.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

(d) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(f) Notices. Except as may be otherwise provided herein, all notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) when received at the applicable facsimile number set forth below when sent by facsimile, (iii) one day after deposit with Federal Express or similar overnight courier service or (iv) three days after being mailed by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below (or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party):

Notices to the Company:

c/o GTCR Golder Rauner II, L.L.C.

300 North LaSalle Street

Suite 5600

Chicago, IL 60654

Telecopy: (312) 382-2201

Attention: David S. Katz

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Telecopy: (312) 862-2200

Attention: Margaret A. Gibson, P.C.

                  Brian C. Van Klompenberg, P.C.

If to Holder:

[            ]

[            ]

[            ]

Telecopy: [            ]

(g) Counterparts; Facsimile and PDF Transmission. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of executed signature pages hereof by facsimile transmission, telecopy or electronic transmission in portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.

(h) Further Assurances. In case at any time after the Redemption Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to consummate the transactions contemplated hereby, Holder and the Company will take such further action (including the execution and delivery of such further instruments and documents consistent herewith) as may be reasonably necessary to effectuate the provisions hereof.

(i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Unit Redemption and Cancellation Agreement to be executed as of the date first written above.

PARTNERS HEALTHCARE SOLUTIONS HOLDINGS, L.P.

By:
Name:
Its:

[Holder]

GTCR FUND IX/A, L.P.

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

GTCR FUND IX/B, L.P.

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

GTCR CO-INVEST III, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

FORM OF PREFERRED UNIT REDEMPTION AND CANCELLATION AGREEMENT

THIS PREFERRED UNIT REDEMPTION AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2012, by and between Partners Healthcare Solutions Holdings, L.P., a Delaware limited partnership (the “Company”), and [            ] (“Holder”). Capitalized terms used and not elsewhere defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Holder, certain funds affiliated with GTCR Golder Rauner, LLC (collectively, “GTCR”) and certain other current or former executives of the Company or its subsidiaries are limited partners of the Company;

WHEREAS, pursuant to that certain Senior Management Agreement, dated as of [            ] (the “Senior Management Agreement”), by and among the Company, Holder and the other parties thereto, Holder acquired [            ] Preferred Units of the Company (the “Preferred Units”);

WHEREAS, the Company and Partners Healthcare Solutions, Inc., a Delaware corporation and a majority-owned subsidiary of the Company (“APS Inc.”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of January 11, 2012, with Universal American Corp., a Delaware corporation (“Parent”), and APS Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, pursuant to which Parent will acquire APS Inc. and the Company will receive certain Merger Consideration, as from time to time adjusted by certain purchase price adjustments, an Earnout Amount, if any, and indemnification obligations of the parties to the Merger Agreement;

WHEREAS, as of the date hereof and effective as of the Redemption Closing (as defined below), the limited partnership agreement of the Company (the “Limited Partnership Agreement”) is being amended and restated to, among other things, provide for sole governance by the Company’s general partner;

WHEREAS, as of the date hereof, Holder has entered into that certain Common Unit Cancellation Agreement (the “Common Unit Cancellation Agreement”) with the Company in respect of the redemption and cancellation of all of the common units of the Company held by Holder for the consideration provided therein;

WHEREAS, Holder desires to have the Company redeem and cancel all of the Preferred Units held by Holder (the “Redeemed Units”) in exchange for the Redemption Consideration (as defined below) and the Company desires to redeem from Holder and cancel the Redeemed Units in exchange for the Redemption Consideration.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Redemption of Holder’s Redeemed Units; Payments; Closing.

(a) Redemption. At the Redemption Closing (as defined below), subject to the terms and conditions set forth herein and in consideration of Holder’s right to receive payments of his pro rata portion of the Merger Consideration, as set forth below (the “Redemption Consideration”), the Company hereby redeems from Holder and Holder hereby transfers to the Company free and clear of any Encumbrances (as defined below), the Redeemed Units set forth in the recitals which shall automatically be cancelled (the “Redemption”) effective as of the Redemption Closing. Upon consummation of the Redemption, as part of the Redemption Consideration set forth above and on the terms set forth herein, Holder will have the right to receive [            ]% (Holder’s “Pro Rata Percentage”) of the Merger Consideration payable to the Company (subject to the adjustments described herein), which consists of Holder’s Pro Rata Percentage of:

(i) the Initial Parent Shares less the Escrow Shares, with such number of Initial Parent Shares reduced by any Parent Shares delivered to Parent pursuant to Section 2.10 of the Merger Agreement, payable to Holder no later than ten Business Days following the determination of the Final Purchase Price;

(ii) cash paid, if any, to the Company pursuant to Section 2.10(d) of the Merger Agreement; payable to Holder no later than ten Business Days following the determination of the Final Purchase Price;

(iii) Cash Merger Consideration, if any, paid to the Company at Closing, payable to Holder no later than ten Business Days following the Closing;

(iv) any Escrow Funds (which may be in the form of Parent Shares or cash), if and when released to the Company, payable to Holder no later than ten Business Days following receipt by the Company of such Escrow Funds;

(v) the Earnout Amount, if any, paid to the Company, less the aggregate percentage of the Earnout Amount, if any, paid by the Company to certain executives, less any amount set off under the Indemnification and Contribution Agreement, payable to Holder no later than ten Business Days following the later of (A) the receipt by the Company of such Earnout Amount and (B) the final payment of such aggregate percentage amount of the Earnout Amount payable to certain Executives, if any; and

(vi) indemnification payments, if any, in the form of additional Parent Shares or additional Cash Merger Consideration paid to the Company pursuant to Section 8 of the Merger Agreement, payable to Holder no later than ten Business Days following receipt by the Company of such indemnification payments.

(b) Payments.

(i) Parent Shares. Executive acknowledges and agrees that in no event shall Executive offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, sell short, or otherwise dispose of or transfer any Parent Shares direct or indirectly (a “transfer”) unless Executive has received certificates registering such Parent Shares in Executive’s name. Notwithstanding the foregoing, Holder acknowledges and agrees that the Company will require the cooperation of Parent to transfer to Holder any Parent Shares held by or issuable to the Company to which Holder is entitled pursuant to Section 1(a), which may include the cooperation of Parent to prepare and deliver, or cause to be prepared and delivered, to Parent’s transfer agent a customary legal opinion as reasonably requested by such transfer agent, and that the Company cannot cause, without such cooperation on the part of Parent and Parent’s transfer agent, the transfer of any Parent Shares to Holder. The Company shall use commercially reasonable efforts to cooperate with Parent in the event of any such transfer by preparing and delivering, or causing to be prepared or delivered, such customary documents or certificates reasonably requested by Parent or Parent’s transfer agent. Holder hereby covenants to use commercially reasonable efforts to cooperate with the Company, Parent and Parent’s transfer agent in the event of any such transfer by preparing and delivering, or causing to be prepared or delivered, such customary documents or certificates and shall make such customary representations and warranties and agree to such customary lock-ups or hold-backs on substantially the same terms as to which the Company may be subject as are reasonably requested by the Company, Parent or Parent’s transfer agent from time to time. The Company shall not be deemed in breach of this Agreement for failure to deliver any certificates evidencing Parent Shares so long as it is using commercially reasonable efforts to transfer such Parent Shares to Holder. Notwithstanding the foregoing, neither the Company nor its general partner nor any other fund affiliated with GTCR shall exercise independent voting control over Holder’s Pro Rata Percentage of any Parent Shares, including for the avoidance of doubt, Holders’ Pro Rata Percentage of the Initial Parent Shares, the Escrow Shares or any additional Parent Shares paid to the Company pursuant to Section 8 of the Merger Agreement. To the extent the Company is the holder of record of any such Parent Shares at the time such Parent Shares may be voted at a regular or special meeting of Parent’s stockholders, the Company shall vote Holders’ Pro Rata Percentage of Parent Shares only as directed by Holder.

(ii) Cash. With respect to any cash payment to which Holder is entitled pursuant to Section 1(a), the Company shall pay to Holder, through a check made payable to Holder and sent by the Company or by wire transfer of immediately funds to an account designated by Holder, in each case within the time periods set forth above, an amount equal to such cash payment, in each case less any applicable withholding taxes.

(c) Indemnification and Contribution Agreement. In connection herewith and as a condition to receipt of the Redemption Consideration hereunder, Holder is entering into an Indemnification and Contribution Agreement (the “Indemnification Agreement”), dated as of the date hereof, by and among the Company, GTCR and the other holders as of the date hereof of Preferred Units of the Company, pursuant to which Holder is agreeing to indemnify and contribute (or subject to setoff certain amounts due to Holder) to the Company and GTCR certain amounts in the event that the Company or GTCR is obligated to make any indemnification payments to Parent or any other Parent Indemnified Person pursuant to the Merger Agreement (including through the Limited Guaranty). Holder acknowledges that the Company would not be entering into this Agreement if Holder was not simultaneously entering into the Indemnification Agreement.

(d) Closing. The consummation of the Redemption (the “Redemption Closing”) shall take place automatically in connection with and simultaneously with the Closing under the Merger Agreement, and the Redemption is contingent and conditioned upon the consummation of the Closing. In the event that the Merger Agreement is terminated in accordance with the terms thereof prior to the Closing thereunder, the Redeemed Units shall not be cancelled and instead the redemption thereof shall be void ab initio and the Preferred Units shall remain outstanding subject to the terms of the Senior Management Agreement and the Limited Partnership Agreement.

(e) Partnership and Partnership Agreement. Holder hereby acknowledges and agrees that, effective as of the Redemption Closing, after consummation of the transactions contemplated by this Agreement and the Common Unit Cancellation Agreement and without limiting Holder’s right to receive payment of the Redemption Consideration on the terms set forth herein, he will no longer hold any equity or other interest in the Company, will cease to be a partner of the Company and (without limiting the generality of the foregoing) will not be entitled to receive any distributions from the Company pursuant to the Limited Partnership Agreement in respect of any of the Redeemed Units.

Section 2. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the date hereof and as of (and immediately prior to) the Redemption Closing:

(a) Ownership. The Redeemed Units are owned of record and beneficially by Holder and Holder has good and marketable title to the Redeemed Units, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such transfer restrictions as are required under the Securities Act of 1933, as amended (the “Securities Act”) and the restrictions set forth in the Limited Partnership Agreement and in the Senior Management Agreement. At the Redemption Closing, Holder will (and hereby does) deliver to the Company good and marketable title to the Redeemed Units, free and clear of any Encumbrances.

(b) Legal Capacity. Holder has full legal capacity to enter into and perform his obligations set forth in this Agreement and in the Indemnification Agreement. Each of this Agreement and the Indemnification Agreement constitutes the valid and legally binding obligation of Holder, enforceable against Holder in accordance with its respective terms.

(c) Conflicts. The execution, delivery and performance of this Agreement and the Indemnification Agreement by Holder does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Holder or the Redeemed Units are subject.

(d) Investment Representations. Holder represents to the Company that (i) he will acquire any Parent Shares paid hereunder for his account for the purpose of investment and not with a view to the distribution or resale thereof, (ii) he has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring such Parent Shares, (iii) Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act and (iv) Holder is able to bear the economic risk of Holder’s investment in the Parent Shares for an indefinite period of time. Holder understands that the Parent Shares have not been registered under the Securities Act, or under any state securities law or blue sky law of any jurisdiction (“Blue Sky Law”) and, therefore, none of the Parent Shares can be sold, assigned, transferred, pledged or otherwise disposed of without registration under the Securities Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Holder shall not sell, assign, transfer, pledge or otherwise dispose of any Parent Shares (or any interest therein) without registration under the Securities Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. Holder understands that any certificate evidencing the Parent Shares will bear a legend to the effect of the foregoing.

(e) Survival of Representations and Warranties; Indemnification. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, regardless of any investigation made by the Company or on its behalf. Holder hereby agrees to indemnify the Company and hold the Company harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys’ fees and expenses) incurred by the Company resulting from any breach of any representation, warranty, covenant or agreement made by Holder herein or in any instrument, agreement or document delivered to the Company pursuant hereto.

Section 3. Release of Claims. To the fullest extent permitted by any applicable law, effective as of the Redemption Closing, Holder, on behalf of himself and his heirs, executors, administrators, Affiliates (excluding, for the avoidance of doubt, the Company or any of its Subsidiaries), successors and assigns (collectively, the “Releasing Parties”), hereby knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, acquits and forever discharges (the “Release”) the Company, its Subsidiaries (past and present), GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., a Delaware limited partnership and GTCR Co-Invest III, L.P., a Delaware limited partnership, each a limited partner of the Company, Partners Healthcare Solutions Holdings GP, LLC, a Delaware limited liability company and the Company’s general partner, GTCR Partners IX, L.P., a Delaware limited partnership, and GTCR Golder Rauner II, L.L.C., a Delaware limited liability company (collectively, the “GTCR Entities”) and their respective Affiliates, and each of their respective predecessors, successors and assigns, and all of their respective Subsidiaries, current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing (collectively, the “Released Parties”) from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, obligations, claims, counterclaims, debts, demands, damages, costs, expenses, compensation or liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, direct or derivative on behalf of any of the Released Parties (“Claims”), which such Releasing Parties, or any of them, had, has or may have had against any of the Released Parties, including, without limitation, with respect to (a) the consummation of the transactions contemplated hereunder, (b) Holder’s ownership of any equity of the Company or any of its past or present Subsidiaries and (c) the consummation of the Merger and the transactions contemplated the Merger Agreement, but in each case expressly excluding (i) any rights of any Releasing Party pursuant to the terms of the Merger Agreement or any of the other agreements, instruments or documents entered into in connection therewith or pursuant to this Agreement, the Common Unit Cancellation Agreement and any other agreement entered into in connection herewith or therewith, (ii) any rights of any Releasing Party who is or was a director, manager, officer, employee or agent of any past or present Subsidiary of the Company to be indemnified by such Subsidiary as a result of serving as a director, manager, officer, employee or agent of such Subsidiary prior to the Effective Time, including but not limited to any rights available to such Releasing Party for indemnification, reimbursement or advancement of expenses or insurance recoveries under such Subsidiary’s certificate of incorporation, by-laws or comparable governing documents, any agreement between such Releasing Party and such Subsidiary or any directors’ and officers’ insurance policy and (iii) in the case of any Releasing Parties who are employees of any Subsidiary of the Company, for their respective compensation and benefits earned and any rights under any employment agreements with any such Subsidiaries (such released Claims, subject to such exclusions, the “Released Claims”). The Release shall be effective as a full, final and irrevocable accord and satisfaction and release of all of such Released Claims.

Holder agrees that Holder has read Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Holder understands that Section 1542 gives Holder the right not to release existing claims of which Holder was not aware, unless Holder chooses to waive this right. Having been so apprised, Holder hereby voluntarily elects to and does waive the rights described in Section 1542 (including under any comparable laws of any other jurisdiction). Holder represents that Holder is not aware of any such claim against the Company or and of its Affiliates, other than claims released hereby and any reserved rights expressly set forth in the proviso above.

Holder acknowledges that the consideration payable to the undersigned pursuant to this Agreement provides good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in the Release.

Effective as of the Redemption Closing, Holder hereby irrevocably and unconditionally covenants to refrain from, directly or indirectly, asserting any Released Claim or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any Released Claim or to seek to recover any amounts in connection therewith or thereunder from and after the Redemption Closing. Any Released Party may plead this Release as a complete bar to any Released Claims brought in derogation of this covenant not to sue.

Section 4. Proprietary Information.

(a) Obligation to Maintain Confidentiality. Holder acknowledges that the continued success of the GTCR Entities, the Company, and their respective Affiliates depends upon the use and protection of Proprietary Information. Holder further acknowledges that the Proprietary Information obtained by Holder during the course of Holder’s employment and ownership of equity of the Company (including, for all purposes herein, prior to the date hereof) with any of the Company’s past and present Subsidiaries (including any of their predecessors prior to being acquired by the Company) concerning the business or affairs of the GTCR Entities, the Company, its Subsidiaries or their respective Affiliates (including their predecessors prior to being acquired by the Company) is the property of the GTCR Entities, the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the GTCR Entities, the Company’s or its Subsidiaries’ business or industry. Therefore, Holder agrees that he will not disclose to any unauthorized person or use for Holder’s own account any Proprietary Information, whether or not such information is developed by Holder, without GTCR’s, the Company’s or such Subsidiary’s, as applicable, written consent, unless and to the extent that the Proprietary Information (i) becomes generally known to the public other than as a result of Holder’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Holder shall take reasonable and appropriate steps to safeguard Proprietary Information and to protect it against disclosure, misuse, espionage, loss and theft. “Proprietary Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to or results from the business, historical or projected financial results, products, services or research or development of the GTCR Entities, the Company or its past or present Subsidiaries or Affiliates or their respective suppliers, distributors, customers, independent contractors, third-party payers, providers or other business relations. Proprietary Information may include, but is not limited to, the following: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, risk management practices, health care programs designed for clients and patients, negotiation strategies and practices and accounting and business methods); (ii) individual requirements of, specific contractual arrangements with, and information about, the GTCR Entities, the Company’s, or its respective Subsidiaries’ or Affiliates’ employees (including personnel files and other information), suppliers, distributors, customers, independent contractors, third-party payers, providers or other business relations and their confidential information, including, without limitation, patient records, medical histories and other information concerning patients (including, without limitation, all “Protected Health Information” within the meaning of the Health Insurance Portability and Accountability Act); (iii) Trade Secrets, technology, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, flow charts, documentation, models, data and data bases relating thereto; (iv) computer software, including operating systems, applications and program listings; (v) inventions, innovations, ideas, devices, improvements, developments, methods, processes, designs, analyses, drawings, photographs, reports and all similar or related information (whether or not patentable and whether or not reduced to practice); (vi) copyrightable works; (vii) intellectual property of every kind and description; and (viii) all similar and related information in whatever form.

(b) Ownership of Property. Holder acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its past or present Subsidiaries’ or Affiliates’ (including their predecessors prior to being acquired by the Company) actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Holder (either solely or jointly with others) while employed by the Company or any of its respective Subsidiaries or Affiliates (or their predecessors prior to being acquired by the Company), including any of the foregoing that constitutes any proprietary information or records (“Work Product”), belong to the Company or such Subsidiary or Affiliate, as the case may be, and Holder hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Holder in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Holder hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Holder shall perform all actions reasonably requested the Company, such Subsidiary or such Affiliate, at the Company’s, such Subsidiary’s or such Affiliate’s sole expense, to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments) in Work Product and copyrightable work identified by the Company, such Subsidiary or such Affiliate.

(c) Third Party Information. Holder understands that the GTCR Entities, the Company and its respective Subsidiaries and Affiliates have received and will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the GTCR Entities’, the Company’s and its respective Subsidiaries’ or Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. Without in any way limiting the provisions of Section 4(a), Holder will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the GTCR Entities, the Company and its Subsidiaries and Affiliates who need to know such information in connection with their work for the GTCR Entities, the Company or its respective Subsidiaries and Affiliates or use, except in connection with his work for the Company or its respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing.

Section 5. Miscellaneous.

(a) Amendments and Waivers. No modification, amendment or waiver of any provision hereof shall be effective against the parties hereto unless such modification, amendment or waiver is approved in writing by the Company and Holder. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

(b) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior consent of the Company. This Agreement and the rights and obligations hereunder may be assigned in whole or in part to any limited partners of the Company in connection with any distribution of assets of the Company or upon dissolution thereof.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

(d) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(f) Notices. Except as may be otherwise provided herein, all notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) when received at the applicable facsimile number set forth below when sent by facsimile, (iii) one day after deposit with Federal Express or similar overnight courier service or (iv) three days after being mailed by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below (or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party):

Notices to the Company:

c/o GTCR Golder Rauner II, L.L.C.

300 North LaSalle Street

Suite 5600

Chicago, IL 60654

Telecopy: (312) 382-2201

Attention: David S. Katz

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Telecopy: (312) 862-2200

Attention: Margaret A. Gibson, P.C.

                  Brian C. Van Klompenberg, P.C.

If to Holder:

[            ]

[            ]

[            ]

Telecopy:

(g) Counterparts; Facsimile and PDF Transmission. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of executed signature pages hereof by facsimile transmission, telecopy or electronic transmission in portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.

(h) Further Assurances. In case at any time after the Redemption Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to consummate the transactions contemplated hereby, Holder will take such further action (including the execution and delivery of such further instruments and documents) as the Company may reasonably request.

(i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Unit Redemption and Cancellation Agreement to be executed as of the date first written above.

PARTNERS HEALTHCARE SOLUTIONS HOLDINGS, L.P.

By:
Name:
Its:

[Holder]